EXHIBIT 10.3

                                 FIND SVP, INC.
                           625 Avenue of the Americas
                               New York, NY 10011

                                November 21, 2001


SVP International Inc.
SVP Conseil
Kaufhasgasse 7
CH-4001
Switzerland

                   RE: AGREEMENT DATED AS OF OCTOBER 11, 1971

Gentlemen:

      For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, this letter agreement (the "Amendment Agreement") shall serve further to amend the agreement dated as of October 11, 1971, as amended on March 23, 1981 (the "Agreement"), by and between SVP International, Inc., formerly known as SVP Conseil: Compagnie International de Documentation, Information et Service, a Swiss company ("SVP"), and FIND SVP, Inc., formerly known as Information Clearing House, Inc., a New York corporation ("FIND").

      1. The trademark license contained in Paragraph 4(a) of the Agreement shall be deemed to include the right of FIND to use the service mark "SVP" that is registered with the United States Patent and Trademark Office, Registration No. 2065043 in the United States and its territories. It shall be the responsibility of SVP to maintain and renew this registration.

      2. Paragraph 5(d) of the Agreement shall be deleted in its entirety and in its place the following shall be inserted: "FIND may assign its rights and obligations under the Agreement or its rights in and to the FIND SVP Service to an entity controlled by, under common control with or controlling FIND, or to an entity that succeeds to all or substantially all of the stock of FIND or the assets of FIND relating to its information services business. In the event that SVP assigns all or substantially all of its assets, it shall assign the Agreement as part of those assets."

      3.    Paragraph 5(e) of the Agreement is hereby deleted in its entirety.

      4. Paragraph 6 of the Agreement shall be deleted in its entirety and the following inserted in its place:

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      "FIND may enter  into new areas of  activity  or acquire  other  companies engaged in new areas of activity and may provide services or products other than the FIND Service provided however, that FIND will not use the registered SVP trademark or logo in connection with any activities other than those integrally
related  to  the  `FIND  SVP   Service,'   without   prior   approval  from  SVP
International."

      5. Paragraph 9 is hereby deleted in its entirety and the following shall be inserted in its place: "The term of the Agreement shall expire on August 1, 2031."

      6. The parties acknowledge and recognize that FIND is the successor in interest to Information Clearing House, Inc., a New York corporation ("ICH"), and that the Agreement shall be amended to replace ICH with FIND wherever it appears.

     7. Except as set forth above, the Agreement shall continue in full force and effect in accordance with all its terms.

         Please confirm your agreement to these terms by signing where indicated below and returning a copy to me.

                                               Sincerely,

                                               FIND SVP, Inc.

                                               By:_____________________
                                                  Name:
                                                  Title:

         Confirmed and Agreed:

         SVP International, Inc.

         By: ____________________
             Name:
             Title: